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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



         PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT



                               September 26, 2001
                     ---------------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)



                                    PSA, INC.
                                    ---------
             (Exact name of Registrant as specified in its charter)

                          880 Apollo Street, Suite 329
                          El Segundo, California 90245
                    (Address of principal executive offices)

                                 (310) 640-3044
                         (Registrant's telephone number)
                              (310) 640-3080 (Fax)




           Nevada                    0-29627                      88-0212662
-------------------------------    -----------               -------------------
(State or other jurisdiction of    (Commission                 (I.R.S. Employer
incorporation or organization)     File Number)              Identification No.)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Disposition of Assets
---------------------

On September 26, 2001, PSA, Inc. ("PSA") completed the sale of 100% of the issued and outstanding stock of Royal International Tours, Inc.("Royal"), a wholly-owned subsidiary of PSA. Royal is a travel tour operator specializing in tours for Europeans visitors to the United States. The purchaser of Royal was John D. Williams, a former member of the board of directors of PSA.

Pursuant to the terms of the agreement, PSA is to receive $250,000 payable within 18 months after September 26, 2001 and to be secured by 312,500 shares of PSA Common Stock otherwise issuable to Mr. Williams for the purchase by PSA of 100% of Pacific States Airline Services, Inc. ("PSAS"), as described below under Acquisition of Assets."

PSA's Reasons for Sale

The operations conducted by Royal has experienced significant loss of revenues and increased operating losses over the last two years. These conditions were further exacerbated by the September 11, 2001 tragedy. The sale will enable PSA management to concentrate on its restructuring, consolidation and diversification plans.

On September 26, 2001, PSA completed the sale of 80% of the issued and outstanding stock of PSAZZ Air, Inc. ("PSAZZ Air"), an inactive airline majority-owned subsidiary. The purchaser of PSAZZ Air was John D. Williams, a former member of the board of directors of PSA.

Pursuant to the terms of the agreement, PSA is to receive $1,000,000 payable within 18 months after September 26, 2001 and to be secured (along with Mr. Williams' obligation to pay to PSA, Inc. $250,000 for Royal, as describe above) by 312,5000 shares of PSA Common Stock otherwise issuable to Mr. Williams for the purchase by PSA of 100% of Pacific States Airline Services, Inc. ("PSAS"), as described below under Acquisition of Assets."

PSA's Reasons for Sale

The ability of PSA to implement its PSAZZ Air business plan has been delayed for the last two years due to continuing legal issues with Mr. Michael Dupont, an airline shareholder. The impact of the September 11, 2001 tragedy on the airline industry has further inhibited activation of PSAZZ Air. The sale will enable PSA management to concentrate on its restructuring, consolidation and diversification plans.


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Acquisition of Assets
---------------------

On October 5, 2001, PSA, Inc., completed the acquisition of 100% of the issued and outstanding stock of Pacific States Airline Services, Inc. ("PSAS"), an airport/airline services company currently providing skycap services at various airports in the United States. PSAS's office is located in El Segundo, California.

Pursuant to the terms of the Acquisition Agreement, the former shareholder of PSAS received 625,000 shares of restricted PSA common stock as consideration for 100% of PSAS. Of the 625,000 shares of PSA common stock issued in this transaction, 312,500 shares are being retained by PSA as security for Mr. Williams' obligation to pay an aggregate $1,250,000 to PSA for the purchase of 100% of Royal and PSAZZ Air, as described above under "Disposition of Assets."

PSA's Reasons for Acquisition.

As an established airline and airport service company with previous experience in security and operational functions, PSAS will initiate a marketing and service expansion program under the leadership of PSA. The program will be modified, as necessary, to adapt to the changes in airport and airline security arising from the September 11, 2001 tragedy. The acquisition of PSAS is part of PSA management's restructuring, consolidation and diversification plans.

On October 5, 2001, PSA, Inc., completed the acquisition of the remaining 20% of the issued and outstanding stock of seven (7) of its subsidiaries and 100% of David E. Walsh's rights, title and interest in and to his intellectual and property rights that Mr. Walsh owns in the technology of integrating broadband television content and distribution with interactive Internet capabilities and applications, (collectively, the "Walsh Technology Rights") in exchange for 49,087,091 shares of restricted PSA Common Stock.

Pursuant to the terms of the Stock and Asset Exchange Agreement, David E. Walsh, Chairman and CEO of PSA exchanged his 482,000 shares of the subsidiaries and the Walsh Technology Rights for 49,087,091 shares of restricted PSA Common Stock.

PSA's Reasons for the Stock and Asset Exchange.

As part of PSA management's restructuring, consolidation and diversification plans, its Board of Directors approved the consolidation of ownership to simplify and facilitate pending and future merger and acquisition activity, and to implement and utilize the Walsh Technology Rights in future plans.

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

          Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not applicable.

ITEM 5. OTHER EVENTS

          Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

          Not applicable.

ITEM 7. FINANCIAL STATEMENTS

No financials are filed herewith. The Registrant is required to file financial statements by amendment hereto no later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8. CHANGE IN FISCAL YEAR

          Not applicable.

EXHIBITS

2.1. Sale and Purchase Agreement dated September 26, 2001 for sale of stock of Royal International Tours, Inc.
2.2 Sale and Purchase Agreement dated September 26, 2001 for sale of stock of PSAZZ Air, Inc.
2.3 Acquisition Agreement dated September 21, 2001 for purchase of stock of PSAS.
2.4 Stock and Asset Exchange Agreement dated October 5, 2001 for acquisition of the shares of the subsidiaries and the Walsh Technology Rights.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PSA, Inc.


                                                     By /s/ Robert E. Root
                                                     Executive Vice President


Date: October 9, 2001